Exhibit 99.1
HERTZ ANNOUNCES Q1 2026 RESULTS, STRONGEST REVENUE GROWTH IN THREE YEARS

With the launch of Oro Mobility, Hertz expands into new mobility channels and advances its platform for growth
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“The transformation of Hertz continues to build sustained momentum,” said Gil West, Chief Executive Officer of Hertz. “We set ambitious goals for the quarter and delivered meaningful progress across revenue, asset efficiency, and unit economics. We achieved our strongest year‑over‑year revenue growth in three years alongside profitability improvements, demonstrating that our strategy is translating into tangible results.”

On the Company's recent news, West added: "The launch of Oro Mobility marks an important milestone in the expansion of the Hertz growth platform. As the mobility ecosystem evolves, there is a clear need for an operational layer that connects demand platforms with vehicles and autonomous technology at scale. Leveraging Hertz’s century of expertise in complex fleet operations, Oro is purpose‑built to address that gap by delivering flexible, integrated fleet solutions for both driver‑led and autonomous models, opening a new chapter for Hertz.”

ESTERO, Fla, May 7, 2026 – Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz," "Hertz Global," or the "Company") today reported results for its first quarter 2026.

Q1 2026 HIGHLIGHTS
•Revenue totaled $2.0 billion in the first quarter, up 11% year over year, Hertz's strongest year-over-year revenue growth in three years, driven by continued progress in its commercial strategies.
•Year-over-year Revenue per Unit (RPU) and Revenue Per Day (RPD) metrics continued improving sequentially, with RPD delivering a 5.5% increase, its most significant year-over-year improvement since 2022.
•GAAP net loss for the quarter totaled $333 million and Diluted GAAP EPS was $(1.06). Adjusted net loss was $224 million and Adjusted Diluted EPS was $(0.72), resulting in a year-over-year improvement of $105 million and an Adjusted EPS improvement of $0.35.
•Adjusted Corporate EBITDA was $(161) million, an improvement of nearly 50% year over year. This is inclusive of a negative impact of over $25 million from vehicle recalls.
•Utilization was 79% in the first quarter, a decline of 70 basis points year-over-year; excluding elevated recalls, Utilization was up 140 basis points compared to the first quarter of 2025.
•Net Depreciation per Unit per Month (Net DPU) was $312 in in the first quarter, approaching the Company's North Star target and representing a year-over-year improvement of 13%, supported by disciplined fleet rotation. The used car market was in the seasonal trough through February, but has since improved considerably.
•Hertz earned the only car rental spot on USA Today's list of Most Trusted Brands for 2026 and the highest year over year improvement of any car rental company on Business Travel News' satisfaction survey.
•The Company continues to drive improvements in customer experience to strengthen its Global Net Promoter score consistently across the business, measuring record satisfaction in Europe in the first quarter.
•Hertz ended the first quarter with approximately $837 million of liquidity and in April completed additional financing that added approximately $200 million.

PLATFORM HIGHLIGHTS

•Hertz recently launched an affiliated operating company Oro Mobility (Oro) to provide driver-led and autonomous end‑to‑end fleet management solutions to partners across emerging mobility segments.

•Hertz Car Sales continues to expand its digital retail presence through a new partnership with eBay, bringing thousands of Hertz Certified, near-new vehicles to one of the world’s largest online automotive marketplaces.

Q1 Summary
Hertz’s first quarter performance underscores that its transformation is driving tangible results. Through its “Back-to-Basics" strategy, the Company is delivering measurable progress in its core rental operations with a focus on disciplined fleet management, revenue optimization, and rigorous cost control, all guided by its North Star metrics of DPU sub $300, RPU over $1,500, and DOE per Transaction Day in the low $30s.

In the first quarter, the Company delivered sequential improvements through its “Buy Right, Hold Right, Sell Right” strategy with its youngest fleet in nearly a decade. Hertz achieved revenue of $2.0 billion in the first quarter, up 11% year over year and marking its strongest revenue growth in three years through continued, structural improvements to its commercial strategies. The Company drove sequential, year-over-year improvement in RPU and RPD, with RPD delivering a 5.5% increase, which was its most significant year-over-year improvement since the the travel recovery and microchip-driven spike in 2022. These results, along with the progress towards the Company’s North Star DPU target and continued implementation of cost management initiatives, resulted in an Adjusted Corporate EBITDA improvement of nearly 50% year over year. Although Direct Operating Expense (DOE) per Transaction Day increased 3%, Adjusted DOE improved approximately 2% year over year when normalizing for higher RPD-related variable costs that are EBITDA accretive, higher damages costs that are recovered through revenue and are EBITDA neutral, and higher real estate costs following sale leaseback transactions executed last year. The Company also continues to make systemic improvements across every customer touchpoint to enhance its rental experience.

Recall activity was approximately 300% higher year over year and reduced Utilization by roughly 200 basis points, impacted Transaction Days by approximately 930,000, and resulted in a revenue impact of about $50 million. The total impact to Adjusted Corporate EBITDA was more than $25 million. The Company is actively managing through this by redeploying available fleet to higher‑demand markets, working with OEMs and government officials for both tactical and structural improvements, and keeping rentable fleet well utilized relative to demand through disciplined capacity planning. The underlying business performed well in the first quarter, demonstrating that this transitory headwind has not stopped structural progress.

Platform for Growth
Hertz’s strategic transformation has two goals: to improve its core operations, while building a diversified, value-creating platform for growth. This platform spans four strategic areas – Rent-a-Car, Service, Fleet, and Mobility – each with unique potential to scale. The Company remains focused on developing capabilities across its platform to create new value beyond its rental car business.

In the first quarter, Hertz made critical advancements in the highest priority areas of its platform. In Rent-a-Car, Hertz launched an advanced fleet planning engine enabling greater precision and efficiency, which the Company expects will deliver positive impacts across the business. In Fleet, the evolution of Hertz Car Sales into an omnichannel retail business was bolstered by the announcement of a new partnership with eBay, putting the Company's near-new, certified inventory in front of more customers than ever before.

Oro Mobility
In Mobility, Hertz recently launched its affiliated operating company, Oro, to provide flexible, integrated fleet management solutions across a range of mobility segments. As the industry transitions from personally owned vehicles to commercially operated fleets, Oro aims to fill a critical ownership, orchestration, and operations gap. Backed by Hertz’s core strengths in fleet and facility management, large-scale logistics, vehicle maintenance, and a management team with direct AV operational experience, Oro is designed to manage and serve fleets reliably, efficiently, safely, and at scale.

With the scale of a global operator and the focus of an independent entity, Oro delivers solutions for all fleets. Oro has announced Uber as a major partner across both autonomous and driver‑led operations, extending the companies’ long‑standing rideshare rental partnership.

EARNINGS WEBCAST INFORMATION
Hertz Global's live webcast and conference call to discuss its first quarter 2026 results will be held on May 7, 2026 at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s Investor Relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://events.q4inc.com/analyst/799455480?pwd=UFsNYc6H, and you will be provided with dial in details. Investors are encouraged to dial in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

ABOUT HERTZ
Hertz Global Holdings, Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries, including The Hertz Corporation, and licensees operate the Hertz, Dollar, Thrifty, and Firefly vehicle rental brands, with approximately 11,000 rental locations in 160 countries around the globe. The Company also operates the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the United States, and the Hertz 24/7 car-sharing business in Europe. For more information about Hertz, visit www.hertz.com.

SUMMARY RESULTS
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	Three Months Ended March 31,		Percent Inc/(Dec) 2026 vs 2025
($ in millions, except earnings per share or where noted)	2026	2025
Hertz Global - Consolidated
Total revenues	$2,004	$1,813	11%
Net income (loss)	$(333)	$(443)	(25)%
Diluted earnings (loss) per share	$(1.06)	$(1.44)	(26)%
Net income (loss) margin	(17)%	(24)%
Adjusted net income (loss)(a)	$(224)	$(329)	(32)%
Adjusted diluted earnings (loss) per share(a)	$(0.72)	$(1.07)	(33)%
Adjusted Corporate EBITDA(a)	$(161)	$(302)	(47)%
Adjusted Corporate EBITDA Margin(a)	(8)%	(17)%

Average Vehicles (in whole units)	514,163	505,552	2%
Average Rentable Vehicles (in whole units)	493,359	475,117	4%
Vehicle Utilization	79%	79%
Transaction Days (in thousands)	34,893	33,902	3%
Total RPD (in dollars)(b)	$57.38	$54.40	5%
Total RPU Per Month (in whole dollars)(b)	$1,353	$1,294	5%
Depreciation Per Unit Per Month (in whole dollars)(b)	$312	$358	(13)%
DOE per Transaction Day (in dollars)	$38.52	$37.58	3%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$38.43	$37.79	2%

Americas RAC Segment
Total revenues	$1,628	$1,490	9%
Adjusted EBITDA	$(103)	$(235)	(56)%
Adjusted EBITDA Margin	(6)%	(16)%

Average Vehicles (in whole units)	419,829	413,892	1%
Average Rentable Vehicles (in whole units)	401,094	385,191	4%
Vehicle Utilization	79%	80%
Transaction Days (in thousands)	28,562	27,758	3%
Total RPD (in dollars)(b)	$57.00	$53.77	6%
Total RPU Per Month (in whole dollars)(b)	$1,353	$1,292	5%
Depreciation Per Unit Per Month (in whole dollars)(b)	$319	$373	(14)%
DOE per Transaction Day (in dollars)	$38.44	$38.40	—%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$38.34	$37.90	1%

International RAC Segment
Total revenues	$376	$323	16%
Adjusted EBITDA	$(2)	$(10)	(80)%
Adjusted EBITDA Margin	(1)%	(3)%

Average Vehicles (in whole units)	94,334	91,660	3%
Average Rentable Vehicles (in whole units)	92,265	89,926	3%
Vehicle Utilization	76%	76%
Transaction Days (in thousands)	6,331	6,144	3%
Total RPD (in dollars)(b)	$59.12	$57.28	3%
Total RPU Per Month (in whole dollars)(b)	$1,352	$1,304	4%
Depreciation Per Unit Per Month (in whole dollars)(b)	$277	$294	(6)%
DOE per Transaction Day (in dollars)	$38.22	$33.69	13%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$38.22	$37.11	3%
NM = Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2026 and 2025.
(b)    Based on December 31, 2025 foreign exchange rates.
(c)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule V for 2026 and 2025.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and the Company’s rationale regarding the importance and usefulness of non-GAAP measures for investors and management.

Effective in the first quarter of 2026, the Company revised its definition of Adjusted Net Income (Loss) and Adjusted Corporate EBITDA to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses. The update was made in an effort to better reflect management's view of ongoing operations and operational performance. The presentation of the prior period has been recast to conform to the current period presentation.

Also effective in the first quarter of 2026, the Company changed its definition of Average Rentable Vehicles and Average Vehicles to use a daily average of vehicles as opposed to a simple average of vehicles at the beginning and end of a period, which the Company believes is a better, more accurate measure of its vehicles. The presentation of the prior period has been recast to conform to the current period presentation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;

•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a modern mobility ecosystem and Oro Mobility's partnership with Uber;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws and those tax laws that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;

•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;
•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In millions, except per share data)	2026	2025
Revenues	$2,004	$1,813
Expenses:
Direct vehicle and operating	1,344	1,274
Depreciation of revenue earning vehicles and lease charges, net	481	535
Depreciation and amortization of non-vehicle assets	26	30
Selling, general and administrative	236	219
Interest expense, net:
Vehicle	146	140
Non-vehicle	110	127
Total interest expense, net	256	267
Other (income) expense, net	(2)	4
Change in fair value of Public Warrants	(33)	9
Total expenses	2,308	2,338
Income (loss) before income taxes	(304)	(525)
Income tax (provision) benefit	(29)	82
Net income (loss)	$(333)	$(443)

Weighted average number of shares outstanding:
Basic	314	307
Diluted	314	307
Earnings (loss) per share:
Basic	$(1.06)	$(1.44)
Diluted	$(1.06)	$(1.44)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$583	$565
Restricted cash and cash equivalents:
Vehicle	361	317
Non-vehicle	275	285
Total restricted cash and cash equivalents	636	602
Total cash and cash equivalents and restricted cash and cash equivalents	1,219	1,167
Receivables:
Vehicle	364	381
Non-vehicle, net of allowance of $100 and $91, respectively	756	729
Total receivables, net	1,120	1,110
Prepaid expenses and other assets	1,193	782
Revenue earning vehicles:
Vehicles	14,532	14,039
Less: accumulated depreciation	(1,573)	(1,513)
Total revenue earning vehicles, net	12,959	12,526
Property and equipment, net	560	566
Operating lease right-of-use assets	2,328	2,257
Intangible assets, net	2,864	2,858
Goodwill	1,045	1,045
Total assets	$23,288	$22,311
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$576	$342
Non-vehicle	570	517
Total accounts payable	1,146	859
Accrued liabilities	980	1,231
Accrued taxes, net	156	131
Debt:
Vehicle	11,950	11,629
Non-vehicle	6,246	5,425
Total debt	18,196	17,054
Public Warrants	189	222
Operating lease liabilities	2,389	2,275
Self-insured liabilities	641	648
Deferred income taxes, net	377	350
Total liabilities	24,074	22,770
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 489,865,099 and 486,543,836 shares issued, respectively, and 315,053,055 and 311,731,792 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,457	6,447
Retained earnings (Accumulated deficit)	(3,582)	(3,249)
Accumulated other comprehensive income (loss)	(236)	(232)
Total stockholders' equity (deficit)	(786)	(459)
Total liabilities and stockholders' equity (deficit)	$23,288	$22,311

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions)	2026	2025
Cash flows from operating activities:
Net income (loss)	$(333)	$(443)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	537	624
Depreciation and amortization, non-vehicle	26	30
Amortization of deferred financing costs and debt discount (premium)	19	18
Accreted interest on Exchangeable Notes	7	2
PIK Interest on Exchangeable Notes	11	11
Stock-based compensation charges	17	16
Provision for receivables allowance	44	25
Deferred income taxes, net	26	(124)
(Gain) loss on sale of non-vehicle capital assets	(3)	(3)
Change in fair value of Public Warrants	(33)	9
Unrealized (gain) loss on financial instruments	(30)	—
Other	1	4
Changes in assets and liabilities:
Non-vehicle receivables	(73)	43
Prepaid expenses and other assets	(53)	(34)
Operating lease right-of-use assets	112	113
Non-vehicle accounts payable	46	7
Accrued liabilities	(251)	21
Accrued taxes, net	24	38
Operating lease liabilities	(69)	(113)
Self-insured liabilities	(5)	7
Net cash provided by (used in) operating activities	20	251
Cash flows from investing activities:
Revenue earning vehicles expenditures	(3,602)	(2,847)
Proceeds from disposal of revenue earning vehicles	2,527	2,124
Non-vehicle capital asset expenditures	(29)	(22)
Proceeds from non-vehicle capital assets disposed of	6	27
Net cash provided by (used in) investing activities	(1,098)	(718)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	745	1,126
Repayments of vehicle debt	(425)	(1,384)
Proceeds from issuance of non-vehicle debt	1,205	900
Repayments of non-vehicle debt	(374)	(280)
Payment of financing costs	(7)	(13)
Purchase of Capped Call Transactions, net	—	—
Other	(8)	(3)
Net cash provided by (used in) financing activities	1,136	346
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(6)	9
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	52	(112)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,167	1,133
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,219	$1,021

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended March 31, 2026				Three Months Ended March 31, 2025
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,628	$376	$—	$2,004	$1,490	$323	$—	$1,813
Expenses:
Direct vehicle and operating	1,098	242	4	1,344	1,066	207	1	1,274
Depreciation of revenue earning vehicles and lease charges, net	402	79	—	481	462	73	—	535
Depreciation and amortization of non-vehicle assets	21	3	2	26	26	3	1	30
Selling, general and administrative	122	58	56	236	114	47	58	219
Interest expense, net:
Vehicle	124	22	—	146	117	23	—	140
Non-vehicle	3	(3)	110	110	(1)	(4)	132	127
Total interest expense, net	127	19	110	256	116	19	132	267
Other (income) expense, net	(3)	1	—	(2)	—	(3)	7	4
Change in fair value of Public Warrants	—	—	(33)	(33)	—	—	9	9
Total expenses	1,767	402	139	2,308	1,784	346	208	2,338
Income (loss) before income taxes	$(139)	$(26)	$(139)	(304)	$(294)	$(23)	$(208)	(525)
Income tax (provision) benefit				(29)				82
Net income (loss)				$(333)				$(443)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended March 31,
(In millions, except per share data)	2026	2025
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(333)	$(443)
Adjustments:
Income tax provision (benefit)	29	(82)
Vehicle and non-vehicle debt-related charges(b)	32	25
Restructuring and restructuring related charges(c)	8	3
Net (gains) losses on financial instruments(d)	(29)	3
Share-based compensation expense	17	15
Foreign currency (gains) losses(e)	—	4
Change in fair value of Public Warrants	(33)	9
Other items(f)(g)	10	28
Adjusted pre-tax income (loss)(h)	(299)	(438)
Income tax (provision) benefit on adjusted pre-tax income (loss)(i)	75	109
Adjusted Net Income (Loss)	$(224)	$(329)
Weighted-average number of diluted shares outstanding	314	307
Adjusted Diluted Earnings (Loss) Per Share(j)	$(0.72)	$(1.07)

Supplemental Schedule II (continued)

	Three Months Ended March 31,
(In millions, except per share data)	2026	2025
Adjusted Corporate EBITDA:
Net income (loss)	$(333)	$(443)
Adjustments:
Income tax provision (benefit)	29	(82)
Non-vehicle depreciation and amortization	26	30
Non-vehicle debt interest, net of interest income(k)	137	121
Vehicle debt-related charges(b)	12	11
Restructuring and restructuring related charges(c)	8	3
Net (gains) losses on financial instruments(e)	(29)	3
Share-based compensation expense	17	15
Foreign currency (gains) losses(f)	—	4
Change in fair value of Public Warrants	(33)	9
Other items(g)	5	27
Adjusted Corporate EBITDA(l)	$(161)	$(302)
Adjusted Corporate EBITDA margin	(8)%	(17)%
(a)Net income (loss) margin for the three months ended March 31, 2026 was (17)%. Net income (loss) margin for the three months ended March 31, 2025 was (24)%.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents total realized and unrealized (gains) losses on derivative financial instruments, including gains (losses) related to the fair value of the Exchange Features 2029, Exchange Feature 2030 and Capped Call Transactions 2030. As a result from the revision to the definitions of Adjusted pre-tax income (loss) and Adjusted Corporate EBITDA, includes realized losses of $1 million and $4 million on derivative financial instruments for the three months ended March 31, 2026 and 2025, respectively.
(e)Represents charges incurred related primarily to foreign currency remeasurements.
(f)Represents miscellaneous items. For the threes months ended March 31, 2026, primarily includes certain IT-related charges and cloud computing costs. For the three months ended March 31, 2025, primarily includes certain litigation charges, certain IT-related charges and certain concession-related adjustments.
(g)Also includes letter of credit fees.

Supplemental Schedule II (continued)
(h)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,344	$(2)	$1,342	$1,274	$(16)	$1,258
Depreciation of revenue earning vehicles and lease charges, net	481	—	481	535	—	535
Depreciation and amortization of non-vehicle assets	26	—	26	30	—	30
Selling, general and administrative	236	(26)	210	219	(2)	217
Interest expense, net:
Vehicle	146	(10)	136	140	(11)	129
Non-vehicle	110	—	110	127	(24)	103
Total interest expense, net	256	(10)	246	267	(35)	232
Other (income) expense, net	(2)	1	(1)	4	(2)	2
Change in fair value of Public Warrants	(33)	33	—	9	(9)	—
Total expenses	$2,308	$(4)	$2,304	$2,338	$(64)	$2,274
(i)    Derived utilizing an effective rate of 25% for the three months ended March 31, 2026 and 2025, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(j)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(k)    Excludes gains (losses) related to the fair value of the Exchange Features 2029, Exchange Feature 2030 and Capped Call Transactions 2030.
(l)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,344	$(2)	$1,342	$1,274	$(16)	$1,258
Depreciation of revenue earning vehicles and lease charges, net	481	—	481	535	—	535
Depreciation and amortization of non-vehicle assets	26	(26)	—	30	(30)	—
Selling, general and administrative	236	(28)	208	219	(2)	217
Interest expense, net:
Vehicle	146	(10)	136	140	(11)	129
Non-vehicle	110	(110)	—	127	(127)	—
Total interest expense, net	256	(120)	136	267	(138)	129
Other (income) expense, net	(2)	1	(1)	4	(5)	(1)
Change in fair value of Public Warrants	(33)	33	—	9	(9)	—
Total expenses	$2,308	$(142)	$2,166	$2,338	$(200)	$2,138

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions)	2026	2025
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$20	$251
Depreciation and reserves for revenue earning vehicles, net	(537)	(624)
Bankruptcy related payments (post emergence) and other payments	359	—
Adjusted operating cash flow	(158)	(373)
Non-vehicle capital asset proceeds (expenditures), net	(23)	5
Adjusted operating cash flow before vehicle investment	(181)	(368)
Net fleet growth after financing	(285)	(210)
Adjusted free cash flow	$(466)	$(578)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(3,602)	$(2,847)
Proceeds from disposal of revenue earning vehicles	2,527	2,124
Revenue earning vehicles capital expenditures, net	(1,075)	(723)
Depreciation and reserves for revenue earning vehicles, net	537	624
Financing activity related to vehicles:
Borrowings	745	1,126
Payments	(425)	(1,384)
Restricted cash changes, vehicle	(67)	147
Net financing activity related to vehicles	253	(111)
Net fleet growth after financing	$(285)	$(210)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of March 31, 2026			As of December 31, 2025
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$1,230	$1,230	$—	$395	$395
Term loans	—	1,972	1,972	—	1,977	1,977
First lien senior notes	—	1,250	1,250	—	1,250	1,250
Second lien exchangeable notes	—	282	282	—	271	271
Unsecured exchangeable notes	—	425	425	—	425	425
Unsecured senior notes	—	1,200	1,200	—	1,200	1,200
U.S. vehicle financing (HVF III)	10,254	—	10,254	9,886	—	9,886
International vehicle financing (Various)	1,622	—	1,622	1,673	—	1,673
Other debt	119	6	125	120	6	126
Fair value of the Exchange Features 2029	—	63	63	—	78	78
Fair value of the Exchange Feature 2030	—	40	40	—	54	54
Debt issue costs, discounts and premiums	(45)	(222)	(267)	(50)	(231)	(281)
Debt as reported in the balance sheet	11,950	6,246	18,196	11,629	5,425	17,054
Add:
Debt issue costs, discounts and premiums	45	222	267	50	231	281
Less:
Cash and cash equivalents	—	583	583	—	565	565
Restricted cash	361	—	361	317	—	317
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$11,634	$5,640	$17,274	$11,362	$4,846	$16,208

LTM Adjusted Corporate EBITDA(a)		(122)			(264)

Net Corporate Leverage		NM			NM
NM = Not meaningful
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the three months ended March 31, 2026, and the twelve months ended December 31, 2025, are as follows:

(In millions)	Three Months Ended March 31, 2026	Twelve Months Ended December 31, 2025
Net income (loss) three months ended:
June 30, 2025	$(294)	n/a
September 30, 2025	184	n/a
December 31, 2025	(194)	n/a
March 31, 2026	(333)	n/a
LTM net income (loss)	(637)	$(747)
Adjustments:
Income tax provision (benefit)	28	(83)
Non-vehicle depreciation and amortization	113	117
Non-vehicle debt interest, net of interest income	512	496
Vehicle debt-related charges	47	46
Restructuring and restructuring related charge	23	18
Net (gains) losses on financial instruments	(68)	(35)
Share-based compensation expense	63	62
Foreign currency transactions	10	14
Change in fair value of Public Warrants	2	44
(Gain) on sale of non-vehicle capital assets	(144)	(144)
Legal settlement	(154)	(154)
Bankruptcy-related litigation reserve	16	24
Other items	67	78
LTM Adjusted Corporate EBITDA	$(122)	$(264)

Supplemental Schedule V

HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited
________________________________________________________________________________________________________________________________________________________
Global RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2026	2025
Total RPD
Revenues	$2,004	$1,813
Foreign currency adjustment(a)	(2)	31
Total Revenues - adjusted for foreign currency	$2,002	$1,844
Transaction Days (in thousands)	34,893	33,902
Total RPD (in dollars)	$57.38	$54.40	5%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,002	$1,844
Average Rentable Vehicles (in whole units)	493,359	475,117
Total revenue per unit (in whole dollars)	$4,058	$3,882
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,353	$1,294	5%

Vehicle Utilization
Transaction Days (in thousands)	34,893	33,902
Average Rentable Vehicles (in whole units)	493,359	475,117
Number of days in period (in whole units)	90	90
Available Car Days (in thousands)	44,409	42,770
Vehicle Utilization(b)	79%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$481	$535
Foreign currency adjustment(a)	—	8
Adjusted depreciation of revenue earning vehicles and lease charges	$481	$543
Average Vehicles (in whole units)	514,163	505,552
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$935	$1,075
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$312	$358	(13)%

DOE per Transaction Day
Direct Operating Expense – as reported	$1,344	$1,274
Transaction Days (in thousands)	34,893	33,902
DOE per Transaction Day	$38.52	$37.58	3%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,344	$1,274
Adjustments:
Foreign currency adjustment(a)	(1)	23
Other(c)	(2)	(16)
Direct Operating Expense (DOE) – as adjusted	1,341	1,281
Transaction Days (in thousands)	34,893	33,902
Adjusted DOE per Transaction Day	$38.43	$37.79	2%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)For Q1 2026, primarily includes restructuring related IT costs. For Q1 2025, primarily includes certain concession-related adjustments and restructuring related IT costs.

Supplemental Schedule V (continued)

HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited
________________________________________________________________________________________________________________________________________________________
Americas RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2026	2025
Total RPD
Revenues	$1,628	$1,490
Foreign currency adjustment(a)	—	2
Total Revenues - adjusted for foreign currency	$1,628	$1,492
Transaction Days (in thousands)	28,562	27,758
Total RPD (in dollars)	$57.00	$53.77	6%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,628	$1,492
Average Rentable Vehicles (in whole units)	401,094	385,191
Total revenue per unit (in whole dollars)	$4,059	$3,875
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,353	$1,292	5%

Vehicle Utilization
Transaction Days (in thousands)	28,562	27,758
Average Rentable Vehicles (in whole units)	401,094	385,191
Number of days in period (in whole units)	90	90
Available Car Days (in thousands)	36,099	34,671
Vehicle Utilization(b)	79%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$402	$462
Foreign currency adjustment(a)	—	1
Adjusted depreciation of revenue earning vehicles and lease charges	$402	$463
Average Vehicles (in whole units)	419,829	413,892
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$958	$1,118
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$319	$373	(14)%

DOE per Transaction Day
Direct Operating Expense – as reported	$1,098	$1,066
Transaction Days (in thousands)	28,562	27,758
DOE per Transaction Day	$38.44	$38.40	—%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,098	$1,066
Adjustments:
Foreign Currency Adjustment(a)	—	2
Other(c)	(3)	(16)
Direct Operating Expense (DOE) – as adjusted	1,095	1,052
Transaction Days (in thousands)	28,562	27,758
Adjusted DOE per Transaction Day	$38.34	$37.90	1%
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)For Q1 2026, primarily includes restructuring related IT costs. For Q1 2025, primarily includes certain concession-related adjustments and restructuring related IT costs.

Supplemental Schedule V (continued)

HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited
________________________________________________________________________________________________________________________________________________________
International RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2026	2025
Total RPD
Revenues	$376	$323
Foreign currency adjustment(a)	(2)	29
Total Revenues - adjusted for foreign currency	$374	$352
Transaction Days (in thousands)	6,331	6,144
Total RPD (in dollars)	$59.12	$57.28	3%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$374	$352
Average Rentable Vehicles (in whole units)	92,265	89,926
Total revenue per unit (in whole dollars)	$4,057	$3,913
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,352	$1,304	4%

Vehicle Utilization
Transaction Days (in thousands)	6,331	6,144
Average Rentable Vehicles (in whole units)	92,265	89,926
Number of days in period (in whole units)	90	90
Available Car Days (in thousands)	8,310	8,099
Vehicle Utilization (b)	76%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$79	$73
Foreign currency adjustment(a)	(1)	8
Adjusted depreciation of revenue earning vehicles and lease charges	$78	$81
Average Vehicles (in whole units)	94,334	91,660
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$831	$881
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$277	$294	(6)%

DOE per Transaction Day
Direct Operating Expense – as reported	$242	$207
Transaction Days (in thousands)	6,331	6,144
DOE per Transaction Day	$38.22	$33.69	13%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$242	$207
Adjustments:
Foreign Currency Adjustment(a)	(1)	21
Other(c)	1	—
Direct Operating Expense (DOE) – as adjusted	242	228
Transaction Days (in thousands)	6,331	6,144
Adjusted DOE per Transaction Day	$38.22	$37.11	3%
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; net (gains) losses on financial instruments; share-based compensation expense; foreign currency (gains) losses; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items on a pre-tax basis. Effective in the first quarter of 2026, the Company revised its definition of Adjusted Net Income (Loss) to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses in an effort to better align with the management's view of the Company's ongoing operations and its operational performance. The presentation of the prior period has been recast to conform to the current period presentation.

Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss).

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; net (gains) losses on financial instruments; share-based compensation expense; foreign currency (gains) losses; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items. Effective in the first quarter of 2026, the Company revised its definition of Adjusted Corporate EBITDA to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses in an effort to better align with management's view of the Company's ongoing operations and its operational performance. The presentation of the prior period has been recast to conform to the current period presentation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Direct Operating Expense per Transaction Day (“Adjusted DOE per Transaction Day”)

Adjusted DOE per Transaction Day is calculated as Direct Operating Expenses - as reported, exclusive of the impacts of foreign currency exchange rates and adjustments for certain other miscellaneous or non-recurring items, divided by the number of Transaction Days during the period. Adjusted DOE per Transaction Day is important to management and investors as it measures the Company’s cost efficiency on a per unit basis excluding the impact of variable direct operating expense fluctuations attributable to changes in volume, so as not to affect the comparability of underlying trends. Its most comparable GAAP measure is DOE per Transaction Day.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loans, Senior RCF, First Lien Senior Notes, Second Lien Exchangeable Notes, Senior Unsecured Exchangeable Notes, Senior Unsecured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the

Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a daily average of the number of vehicles in the fleet whether owned or leased by the Company. Effective in the first quarter of 2026, we changed our definition of Average Vehicles to use a daily average of vehicles as opposed to a simple average of vehicles at the beginning and end of a period. The Company believes this a better, more accurate measure of our vehicles. The prior period has been recast to reflect this change.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Effective in the first quarter of 2026, the Company changed its definition of Average Rentable Vehicles to use a daily average of rentable vehicles as opposed to a simple average of rentable vehicles at the beginning and end of a period. The Company believes this a better, more accurate measure of its rentable vehicles. The prior period has been recast to reflect this change.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD" or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.